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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion of our report dated February 17, 2000 on the financial statements of Vitamins.com, Inc. in this Form 10-K. It should be noted that we have not audited any financial statements of Vitamins.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

Vienna, Virginia
April 2, 2001